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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hugoton Royalty Trust
Dallas, Texas:

        We consent to the incorporation by reference in Registration Statement No. 333-81849 on Form S-8 of XTO Energy Inc. of our reports dated March 14, 2005, with respect to the statements of assets, liabilities and trust corpus of Hugoton Royalty Trust as of December 31, 2004 and 2003, and the related statements of distributable income and changes in trust corpus for each of the years in the three-year period ended December 31, 2004, the trustee's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Hugoton Royalty Trust.

KPMG LLP

Dallas, Texas
March 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM